                                                                   EXHIBIT 10.23






                       LIMITED LIABILITY COMPANY AGREEMENT


                                       OF


                         CHELSEA MARKET SYSTEMS, L.L.C.


                                     BETWEEN


                           RENWICK TECHNOLOGIES, INC.

                                       AND


                                  HARRY M. LEVY

                                 AS THE MEMBERS




                           DATED AS OF JANUARY 3, 2000

                                TABLE OF CONTENTS



DEFINITIONS.......................................................................................................1

ARTICLE I

         FORMATION OF LIMITED LIABILITY COMPANY...................................................................4
         SECTION 1.1            FORMATION.........................................................................4
         SECTION 1.2            PARTNERSHIP FOR TAX PURPOSES ONLY.................................................4

ARTICLE II

         NAME.....................................................................................................5

ARTICLE III

         PURPOSE..................................................................................................5
         SECTION 3.1            PURPOSE...........................................................................5
         SECTION 3.2            POWERS OF THE COMPANY.............................................................5

ARTICLE IV

         NAMES AND ADDRESSES OF MEMBERS...........................................................................5

ARTICLE V

         REGISTERED AGENT; REGISTERED OFFICE;
         PRINCIPAL OFFICE; ADDITIONAL OFFICES.....................................................................6

ARTICLE VI

         TERM.....................................................................................................6

ARTICLE VII

         CAPITAL CONTRIBUTIONS....................................................................................6
         SECTION 7.1            CONTRIBUTIONS.....................................................................6
         SECTION 7.2            NO LIABILITY FOR ADDITIONAL CONTRIBUTIONS.........................................7
         SECTION 7.3            CAPITAL ACCOUNTS..................................................................7
         SECTION 7.4            ADJUSTMENT OF CAPITAL ACCOUNTS....................................................7

ARTICLE VIII

         DISTRIBUTIONS............................................................................................8
         SECTION 8.1            AMOUNT; TIMING....................................................................8
         SECTION 8.2            FAILURE TO WITHDRAW...............................................................9
         SECTION 8.3            TRANSFEROR/TRANSFEREE ALLOCATIONS.................................................9
         SECTION 8.4            MEMBER ADVANCES...................................................................9

ARTICLE IX

         ALLOCATIONS OF INCOME, GAIN,
         LOSS, DEDUCTION AND CREDIT...............................................................................9
         SECTION 9.1            GENERAL...........................................................................9
         SECTION 9.2            SPECIAL ALLOCATION...............................................................10
         SECTION 9.3            ALLOCATIONS FOR TAX PURPOSES.....................................................10
         SECTION 9.4            TRANSFER/TRANSFEREE ALLOCATIONS..................................................11
         SECTION 9.5            RELIANCE ON ADVISORS.............................................................11
         SECTION 9.6            TAX MATTERS PARTNER..............................................................11

ARTICLE X

         BOOKS OF ACCOUNT, RECORDS AND TAX INFORMATION...........................................................12
         SECTION 10.1           MAINTENANCE OF BOOKS AND RECORDS.................................................12
         SECTION 10.2           REPORTS..........................................................................12

ARTICLE XI

         FISCAL YEAR.............................................................................................13

ARTICLE XII

         COMPANY FUNDS...........................................................................................13

ARTICLE XIII

         STATUS OF MEMBERS.......................................................................................13

ARTICLE XIV

         MANAGEMENT AND OPERATION OF BUSINESS....................................................................13
         SECTION 14.1           MEMBER MANAGEMENT................................................................13
         SECTION 14.2           MANAGEMENT COMMITTEE.............................................................13
         SECTION 14.3           INABILITY TO AGREE ON A BUSINESS PLAN............................................16

         SECTION 14.4           COMPENSATION AND REIMBURSEMENT...................................................17
         SECTION 14.5           OFFICERS.........................................................................17
         SECTION 14.6           EXCULPATION......................................................................17
         SECTION 14.7           INDEMNIFICATION..................................................................18
         SECTION 14.8           CERTAIN AFFILIATE TRANSACTIONS...................................................19
         SECTION 14.9           OTHER ACTIVITIES.................................................................19

ARTICLE XV

         TRANSFER OF MEMBERSHIP INTERESTS........................................................................19
         SECTION 15.1           RESTRICTIONS ON TRANSFER.........................................................19
         SECTION 15.2           PROCEDURES.......................................................................19
         SECTION 15.3           CONSENT TO TRANSFER..............................................................20
         SECTION 15.4           COMPLIANCE WITH SECURITIES LAWS..................................................20
         SECTION 15.5           BUY-OUT.   ......................................................................20
         SECTION 15.6           BUY-OUT EVENT....................................................................21

ARTICLE XVI

         DISSOLUTION OF THE COMPANY..............................................................................21
         SECTION 16.1           EVENTS OF DISSOLUTION............................................................21
         SECTION 16.2           OPTION TO PURCHASE INTEREST OF BANKRUPT MEMBER...................................22

ARTICLE XVII

         WINDING UP AND TERMINATION OF THE COMPANY...............................................................23
         SECTION 17.1           LIQUIDATOR.......................................................................24
         SECTION 17.2           RESERVES.........................................................................24
         SECTION 17.3           SALE OF ASSETS; DISTRIBUTION OF PROCEEDS.........................................24
         SECTION 17.4           FINAL ACCOUNTING.................................................................24
         SECTION 17.5           RECOURSE LIMITED TO COMPANY ASSETS...............................................24
         SECTION 17.6           TERMINATION......................................................................24

ARTICLE XVIII

         NOTICES.................................................................................................25

ARTICLE XIX

         AMENDMENTS AND MEETINGS.................................................................................25
         SECTION 19.1           AMENDMENTS.......................................................................25
         SECTION 19.2           MEETINGS OF THE MEMBERS..........................................................25

ARTICLE XX

         REPRESENTATIONS, WARRANTIES AND COVENANTS...............................................................26

ARTICLE XXI

         MISCELLANEOUS...........................................................................................26
         SECTION 21.1           NO RIGHT OF PARTITION............................................................26
         SECTION 21.2           ENTIRE AGREEMENT; SUPERSEDURE....................................................26
         SECTION 21.3           GOVERNING LAW....................................................................26
         SECTION 21.4           BINDING EFFECT...................................................................26
         SECTION 21.5           CONSTRUCTION OF AGREEMENT........................................................26
         SECTION 21.6           CAPTIONS.........................................................................27
         SECTION 21.7           EFFECT OF INVALID PROVISION......................................................27
         SECTION 21.8           COUNTERPARTS.....................................................................27
         SECTION 21.9           WAIVER...........................................................................27

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                         CHELSEA MARKET SYSTEMS, L.L.C.


         THIS AGREEMENT is made as of the 3rd day of January, 2000, between and among Renwick Technologies, Inc., a Texas corporation, and Harry M. Levy

         WHEREAS, the parties hereto desire to form a limited liability company under and pursuant to the Act;

         NOW, THEREFORE, in consideration of the premises and the mutual undertakings contained herein, the parties hereto hereby agree as follows:

                                   DEFINITIONS

         The following definitions shall be applicable to the terms set forth below as used in this Agreement:

         "ACT" means the Delaware Limited Liability Company Act, 6 Del. Code Sections 18-101 et seq., as it may be amended from time to time, and any successor to said Act.

         "AFFILIATE" means any corporation, partnership, trust or other entity controlling, controlled by or under direct or indirect common control with a Member or in which a Member directly or indirectly holds ten percent (10%) or more of the outstanding voting or equity interests.

         "AGREED VALUE" means, in the case of any contributions or distributions of property, the fair market value of such property net of any indebtedness or other liability either assumed or to which such property is subject, as such fair market value is determined by the Members using such reasonable method of valuation as they may adopt.

         "AGREEMENT" means this Limited Liability Company Agreement of Chelsea Market Systems, L.L.C. as the same may be amended or modified from time to time in accordance with Article XIX hereof.

         "ALTERNATE REPRESENTATIVES" has the meaning ascribed thereto in Section 14.2(a).

         "APPROVED BUSINESS PLAN" means a Business Plan and any amendments and revisions thereto that have been approved by the Management Committee pursuant to Section 14.2(b).

         "BANKRUPTCY" means the occurrence of any of the events described in
Section 18-304 of the Act with respect to a specified person.

         "BUILT-IN GAIN" with respect to any Company property means (i) the excess of the Agreed Value of any Contributed Property over its adjusted basis for federal income tax purposes as of the time of contribution and (ii) in the case of any adjustment to the Carrying Value of any Company property subject to depreciation, cost recovery or amortization pursuant to Section 7.4 as a result of a contribution of cash for a Membership Interest, the Unrealized Gain with respect to such property.

         "BUILT-IN LOSS" with respect to any Company property means (i) the excess of its adjusted basis for federal income tax purposes of any Contributed Property over its Agreed Value as of the time of contribution and (ii) in the case of any adjustment to the Carrying Value of any Company property subject to depreciation, cost recovery or amortization pursuant to Section 7.4 as a result of a contribution of cash for a Membership Interest, the Unrealized Loss with respect to such property.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or bank holiday in Houston, Texas.

         "BUSINESS PLAN" shall mean the projected operating and capital spending budgets of the Company for each fiscal year (or in the case of the initial Business Plan the applicable portion thereof) after completion of the Development Contract and shall set forth income and expense projections and planned contributions and financing.

         "CAPITAL ACCOUNT" means the account established for each Member pursuant to Section 7.3.

         "CAPITAL CONTRIBUTIONS" means the Agreed Value of any property and the amount of cash contributed by a Member to the Company.

         "CARRYING VALUE" with respect to any Capital Contribution means the Agreed Value of such property reduced as of the time of determination by all depreciation, cost recovery and amortization deductions charged to the Capital Accounts with respect to such property and an appropriate amount to reflect any sales, retirements or other dispositions of assets included in such property and, with respect to any other Company property, the adjusted basis of such property for federal income tax purposes as of the time of determination. The Carrying Values shall be further adjusted as provided in Section 8.4.

         "CERTIFICATE" means the Certificate of Formation of the Company to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Act, and any and all amendments thereto and restatements thereof.

         "CODE" means the Internal Revenue Code of 1986, as amended and in effect on the effective date hereof and, to the extent applicable, as subsequently amended.

         "COMPANY" means Chelsea Market Systems, L.L.C., the limited liability company formed hereunder.

         "CONTRIBUTED PROPERTY" means any Capital Contribution of property other than cash.

         "DEFAULT INTEREST RATE" means a floating rate per annum equal to the lesser of (a) 2% per annum over the borrowing rate of The Men's Wearhouse, Inc. under its $125,000,000 Revolving Credit Agreement dated February 15, 1999, or such other credit facility as may be substituted therefor, as the case may be with adjustments in such varying rate hereunder to be made on the same date as any change in the aforesaid rate or (b) the maximum rate permitted by Law.

         "DELINQUENT CONTRIBUTION" has the meaning ascribed thereto in Section 7.1(c).

         "DELINQUENT MEMBER" has the meaning ascribed thereto in Section 7.1(c).

         "DEVELOPMENT CONTRACT" means that certain Software Development Agreement between the Company and The Men's Wearhouse, Inc. dated effective January 3, 2000, concerning the development, testing and completion of a POS software system by the Company for The Men's Wearhouse.

         "DISTRIBUTABLE CASH" means, at the time of determination, all Company cash derived from the conduct of the Company's business, other than (i) Capital Contributions, together with interest earned thereon pending utilization thereof, (ii) financing proceeds, (iii) reserves for working capital and (iv) other amounts that the Members reasonably determine to be necessary for the proper operation of the Company's business and its winding up and liquidation.

         "HARRY" means Harry M. Levy, an individual residing in Houston, Harris County, Texas.

         "INDEMNITEE" has the meaning ascribed thereto in Section 14.7(a).

         "LENDING MEMBER" has the meaning ascribed thereto in Section 7.1(c).

         "LIQUIDATOR" has the meaning ascribed thereto in Section 17.1.

         "MANAGEMENT COMMITTEE" has the meaning ascribed thereto in Section
14.2.

         "MEMBERS" means Renwick and Harry or their respective successors or permitted assigns and "MEMBER" means any one of them.

         "MEMBER'S OPTIONAL CONTRIBUTION" has the meaning ascribed thereto in
Section 7.1(c).

         "MEMBERSHIP INTEREST" as to any Member means the entire ownership interest and rights of that Member in the Company, including, without limitation, its right to a distributive share of the profits and losses of the Company, its right to a distributive share of the assets of the Company in accordance with the provisions hereof, and its right to participate in the management of the affairs of the Company.

         "RENWICK" means Renwick Technologies, Inc., a Texas corporation.

         "REPRESENTATIVE" has the meaning given such term in Section 14.2(a).

         "SHARING RATIO" means the percentages set forth below:

                  MEMBER                             SHARING RATIO
                  ------                             -------------
                  Renwick                                      50%
                  Harry                                        50%

         "SYSTEMS COMPLETION" has the meaning ascribed thereto in the Development Contract.

         "TMP" has the meaning ascribed thereto in Section 9.6(a).

         "UNREALIZED GAIN" attributable to a Company property means, as of the date of determination, the excess of the fair market value of such property as of such date of determination over the Carrying Value of such property as of such date of determination.

         "UNREALIZED LOSS" attributable to a Company property means, as of the date of such determination, the excess of the Carrying Value of such property as of such date of determination over the fair market value of such property as of such date of determination.

                                    ARTICLE I

                     FORMATION OF LIMITED LIABILITY COMPANY

         SECTION 1.1 FORMATION. The Members hereby form the limited liability company pursuant to the Act. The rights and liabilities of the Members shall be as provided in the Act, except as herein otherwise expressly provided. The Membership Interests of any Member shall be personal property for all purposes. Each Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are necessary to qualify, continue, or terminate the Company as a limited liability company under the laws of the State of Delaware and to qualify the Company to do business in such other states or other jurisdictions where such qualification is necessary or desirable.

         SECTION 1.2 PARTNERSHIP FOR TAX PURPOSES ONLY. The Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member, for any purposes other than U.S. federal and state tax purposes, and this Agreement may not be construed to suggest otherwise.

                                   ARTICLE II

                                      NAME

         The name of the Company shall be, and the business of the Company shall be conducted under the name of, Chelsea Market Systems, L.L.C. or such other name or names that comply with applicable law as the Members may designate from time to time. The Management Committee shall take any action that they determine is required to comply with the Act, assumed name act, fictitious name act, or similar statute in effect in each jurisdiction or political subdivision in which the Company proposes to do business.

                                   ARTICLE III

                               PURPOSE AND POWERS

         SECTION 3.1 PURPOSE. The purpose of the Company is to design, create and market computer software for use in retail operations, and to market products and services related to the software and to engage in any and all activities necessary, convenient, desirable or incidental to the foregoing.

         SECTION 3.2 POWERS OF THE COMPANY. Subject to the terms of this Agreement, the Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, convenient or incidental to or for the furtherance of the purposes set forth in Section 3.1, including the power to conduct the Company's business and to carry on the Company's operations. The Company shall have and exercise the powers granted to a limited liability company by the Act in any state, territory, district or possession of the United States, or in any foreign country that may be necessary, convenient or incidental to the accomplishment of the purposes of the Company.


                                   ARTICLE IV

                         NAMES AND ADDRESSES OF MEMBERS

         The names and mailing addresses of the Members are as set forth on the signature pages hereof.

                                    ARTICLE V

                      REGISTERED AGENT; REGISTERED OFFICE;
                      PRINCIPAL OFFICE; ADDITIONAL OFFICES

         The name and address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The principal office of the Company shall be 4611 Montrose Blvd., Suite A205, Houston, Texas 77006. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The Members may change the registered agent or the registered office of the Company and may establish such additional offices of the Company as they may, from time to time determine.

                                   ARTICLE VI

                                      TERM

         The term of the Company shall be perpetual from the date of the filing of the Certificate in the Office of the Secretary of State of the State of Delaware unless sooner liquidated or dissolved in accordance with this Agreement.

                                   ARTICLE VII

                              CAPITAL CONTRIBUTIONS

         SECTION 7.1 CONTRIBUTIONS.

                  (a) Upon execution of this Agreement, the Members shall contribute the amounts set forth below.

                                                                          Capital
                  Member                                               Contribution
                  ------                                               ------------
                  Renwick                                                    $5,000

                  Harry                                                      $5,000

                  Total                                                     $10,000

                  (b) Each Member shall be required during each fiscal year to make the additional Capital Contributions (i) included in the Business Plan for such fiscal year or any amendment thereto, in either case as approved by the Management Committee pursuant to this Agreement or (ii) otherwise required by the Management Committee. Renwick shall contribute the Surplus Amount as defined in the Development Contract to fund the first Approved Business Plan and, unless otherwise agreed by the Management Committee, all other capital contribution shall be made pro rata in accordance with the Members' Sharing Ratios. Unless otherwise provided in the Business Plan, each such contribution shall be made in cash.

                  (c) If a Member does not contribute by the time required all or any portion of a Capital Contribution (the "Delinquent Contribution") that the Member is required to make as provided in this Agreement, the Company may, with notice to that Member (the "DELINQUENT MEMBER") and each of the other Members request that the Capital Contribution be made by the other Members. The Company shall give a written notice to the Delinquent Member and to the other Members specifying the amount of the Capital Contribution which has not been made. Each Member that elects to do so, shall, within five Business Days, notify the Company of the portion of such Delinquent Contribution the Member desires to make to the Company. If the Members, in the aggregate, elect to make contributions which would exceed the Delinquent Contribution, the amount to be contributed by each Member shall be reduced on a pro rata basis based on the amount each Member elected to contribute compared to the aggregate of the amounts all Members elected to contribute. The contribution made by a Member pursuant to this subparagraph (c) is referred to herein as a "Member's Optional Contribution."

         SECTION 7.2 NO LIABILITY FOR ADDITIONAL CONTRIBUTIONS. The liability of each Member to the Company shall be limited to the amount of its Capital Contribution made and to be made pursuant to Section 7.1, and no Member shall have any further personal liability to contribute money to, or in respect of, the liabilities or the obligations of the Company unless it agrees in writing to make additional Capital Contributions to the Company, nor shall any Member be personally liable for any obligations of the Company, except as may be provided in the Act. No Member shall be entitled to the return of any part of its Capital Contribution or to be paid interest in respect of either its Capital Account or any Capital Contribution made by such Member. No unrepaid Capital Contribution shall be deemed or considered to be a liability of the Company or any Member. No Member shall be required to contribute or lend any cash or property to the Company to enable the Company to return any Member's Capital Contribution to the Member.

         SECTION 7.3 CAPITAL ACCOUNTS. A capital account ("CAPITAL ACCOUNT") shall be established for each Member and shall be maintained in such a manner as to correspond with the requirements of Treasury Regulations promulgated from time to time under section 704(b) of the Code. The respective Capital Accounts of the Members shall not bear interest.

         SECTION 7.4 ADJUSTMENT OF CAPITAL ACCOUNTS. If any Company property is to be distributed in liquidation of the Company or a Membership Interest, the Capital Accounts of the Members (and the amounts at which all Company properties are carried on its books and records) shall, immediately prior to such issuance or distribution, as the case may be, be adjusted (consistent with the provisions of section 704(b) of the Code and the Treasury Regulations promulgated thereunder) upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to all Company properties (as if such Unrealized Gain or Unrealized Loss had been recognized upon actual sale of such properties upon a liquidation of the Company immediately prior to such issuance). If the Carrying Value of any property of the Company is properly reflected on the books of the Company at a value that differs from the adjusted tax basis of such property, this Section
7.4 shall be applied with reference to such value.

                                  ARTICLE VIII

                                  DISTRIBUTIONS

         SECTION 8.1 AMOUNT; TIMING.

                  (a) Except as otherwise provided herein or by the Act, Distributable Cash shall be distributed among the Members pro rata in accordance with their Sharing Ratios in such aggregate amounts and at such times as shall be determined by the Management Committee.

                  (b) Notwithstanding the foregoing, in the event a Member is a Delinquent Member and any other Member has made a Member's Optional Contribution with respect to the Delinquent Contribution of such Delinquent Member, all distributions to be made to such Delinquent Member shall first be made to the Members who have made such Member's Optional Contributions until such time as such Members have received an amount equal to 400% of the amount of their Member's Optional Contributions. In the event that more than one Member has made a Member's Optional Contribution with respect to a Delinquent Contribution, the distribution which would otherwise be made to the Delinquent Member of such Delinquent Contribution shall be divided among such Members pro rata based on the amount of each Member's Optional Contribution made with respect to such Delinquent Contribution compared to the aggregate amount of all Member's Optional Contributions with respect to such Delinquent Contribution. In the event there are outstanding Member's Optional Contributions with respect to more than one Delinquent Contribution of a Delinquent Member, all distributions which would otherwise be paid to that Delinquent Member shall first be paid to the Member or Members who made Member's Optional Contributions with respect to the oldest Delinquent Contribution of that Delinquent Member until such Members shall have received 400% of such Member's Optional Contributions and then with respect to the next oldest and in such order until all Members making Member's Optional Contributions with respect to Delinquent Contributions of such Delinquent Member have received 400% of the aggregate of all Delinquent Contributions of such Delinquent Member. When the amounts required to be paid pursuant hereto with respect to Member's Optional Contributions have been made with respect to all Delinquent Contributions of a Delinquent Member, such Delinquent Member shall cease being a Delinquent Member.

         SECTION 8.2 FAILURE TO WITHDRAW. If any Member does not withdraw the whole or any part of its share of any cash distribution made pursuant to Section 8.1, such Member shall not be entitled to receive any interest thereon without the express written consent of the other Member.

         SECTION 8.3 TRANSFEROR/TRANSFEREE ALLOCATIONS. Unless otherwise agreed in writing by a transferor and transferee of a Membership Interest herein, Distributable Cash distributable with respect to any Membership Interest which may have been transferred during any year shall be distributed to the holder of such Membership Interest who was recognized as the owner on the date of such distribution, without regard to the results of Company operations during the year.

         SECTION 8.4 MEMBER ADVANCES. Notwithstanding the foregoing, if any Member advances any funds or makes any other payment to or on behalf of the Company, not required pursuant to the provisions hereof, to cover operating or capital expenses of the Company which cannot be paid out of the Company's operating revenues, such advance or payment shall be deemed a loan to the Company by such Member, bearing interest from the date such advance or payment was made until such loan is repaid at the Default Interest Rate. Notwithstanding
Section 8.1 above, all distributions of Distributable Cash shall first be distributed to the Members making such loans until all such loans have been repaid to such Members, together with interest thereon as above provided, and, thereafter, the balance of such distributions, if any, shall be made in accordance with the terms of Section 8.1 above. If distributions are insufficient to repay and return all such loans as provided above, the funds available from time to time shall first be applied to repay and retire the oldest loan first and, if any funds thereafter remain available, such funds shall be applied in a similar manner to remaining loans in accordance with the order of the dates on which they were made; however, as to loans made on the same date, each such loan shall be repaid pro rata in the proportion that such loan bears to the total loans made on said date.

                                   ARTICLE IX

                          ALLOCATIONS OF INCOME, GAIN,
                           LOSS, DEDUCTION AND CREDIT

         SECTION 9.1 GENERAL. Except as otherwise provided herein or unless another allocation is required by Treasury Regulations issued under section 704(b) of the Code (including, but not limited to, provisions pertaining to qualified income offsets and minimum gain chargebacks) for purposes of maintaining the Capital Accounts, all items of Company income, gain, loss, deduction and credit shall be allocated among the Members pro rata in accordance with their Sharing Ratios. For purposes of computing the amount of each item of income, gain, deduction or loss to be charged or credited to the Capital Accounts, the determination, recognition and classification of such item shall be the same as its determination, recognition and classification for federal income tax purposes, provided that:

                  (a) Any deductions for depreciation, cost recovery, or amortization attributable to any Company property shall be determined as if the adjusted basis of such property were equal to the Carrying Value of such property. Upon an adjustment to the Carrying Value of any Company property subject to depreciation, cost recovery, or amortization pursuant to Section 7.4, any further deductions for such depreciation, cost recovery, or amortization attributable to such property shall be determined as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment.

                  (b) Any income, gain or loss attributable to the taxable disposition of any Company property shall be determined by the Company as if the adjusted basis of such property as of such date of disposition were equal in amount to the Carrying Value of such property as of such date.

                  (c) All fees and other expenses incurred by the Company to promote the sale of a Membership Interest that can neither be deducted nor amortized under section 709 of the Code shall be treated as an item of deduction.

                  (d) Computation of all items of income, gain, loss and deduction shall be made without regard to any election under section 754 of the Code which may be made by the Company and, as to those items described in section 705(a)(1)(B) or section 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalizable for federal income tax purposes.

         SECTION 9.2 SPECIAL ALLOCATION.

                  (a) All items of deduction or loss attributable to the non-pro rata Capital Contribution to be made by Renwick pursuant to Section 7.1(b) shall be allocated solely to Renwick.

                  (b) Once a Member that makes Member's Optional Contribution has received distributions under Section 8.1(b) in any amount equal to such Member's Optional Contribution, such Member shall be allocated gross income equal to the amount of all additional distributions received under Section 8.1(b) during any fiscal year of the Company as a result of such Member's Optional Contribution.

         SECTION 9.3 ALLOCATIONS FOR TAX PURPOSES.

                  (a) The Company shall, except to the extent such item is subject to allocation pursuant to subsection (b) below, allocate each item of income, gain, loss, deduction and credit, as determined for federal and other income tax purposes, in the same manner as such item was allocated for book purposes.

                  (b) The Company, for federal and other income tax purposes shall, in the case of Contributed Properties, allocate items of income, gain, loss, depreciation and cost recovery deductions attributable to those properties with a Built-In Gain or a Built-In Loss pursuant to section 704(c) of the Code. Similar allocations shall be made in the event that the Carrying Value of Company properties subject to depreciation, cost recovery or amortization are adjusted pursuant to Section 7.4 upon the issuance of Membership Interests for cash. If an existing Member acquires additional Membership Interests, such allocations shall apply only to the extent of his or its additional Membership Interests. No allocation under section 704(c) of the Code shall be charged or credited to a Member's Capital Account.

         SECTION 9.4 TRANSFER/TRANSFEREE ALLOCATIONS. Income, gain, loss, deduction or credit attributable to any Membership Interest which has been transferred shall be allocated between the transferor and the transferee allocated equally among the days of the Company's fiscal year without regard to Company operations during such days.

         SECTION 9.5 RELIANCE ON ADVISORS. The Management Committee may rely upon, and shall have no liability to the Members or the Company if it does rely upon, the written opinion of tax counsel or accountants retained by the Company from time to time with respect to all matters (including disputes with respect thereto) relating to computations and determinations required to be made under this Article IX or other provisions of this Agreement.

         SECTION 9.6 TAX MATTERS PARTNER.

                  (a) Renwick is designated tax matters partner ("TMP") as defined in section 6231(a)(7) of the Code. The TMP and the other Member shall use their best efforts to comply with responsibilities outlined in this Section 9.6 and in sections 6222 through 6232 of the Code (including any Treasury Regulations promulgated thereunder) and in doing so shall incur no liability to any other Member.

                  (b) If any Member intends to file a notice of inconsistent treatment under section 6222(b) of the Code, such Member shall, prior to the filing of such notice, notify the TMP of such intent and the manner in which the Member's intended treatment of a Company item is (or may be) inconsistent with the treatment of that item by the Company.

                  (c) No Member other than the TMP shall file a request pursuant to section 6227 of the Code for an administrative adjustment of partnership items for any Company taxable year.

                  (d) No Member other than the TMP shall file a petition under Code sections 6226, 6228 or other Code sections with respect to any Company item, or other tax matters involving the Company. In the case where the TMP files such petition, he shall determine the forum in which such petition will be filed.

                                    ARTICLE X

                  BOOKS OF ACCOUNT, RECORDS AND TAX INFORMATION

         SECTION 10.1 MAINTENANCE OF BOOKS AND RECORDS. Proper and complete records and books of account (including those required by the Act) shall be kept by the Company in which shall be entered all transactions and other matters relative to the Company's business as are usually entered into records and books of account maintained by persons engaged in businesses of like character. The Company books and records shall be maintained in accordance with accounting principles described herein, and shall be kept on the accrual basis. The books and records shall at all times be made available and shall be open to the reasonable inspection and examination of the Members or their duly authorized representatives during the business hours of the Company for any purpose reasonably related to the interest of such Member as a member of the Company.

         SECTION 10.2 REPORTS.

                  (a) As soon as reasonably practicable after the end of each fiscal year, the Company shall send each person who was a holder of a Membership Interest at any time during the fiscal year then ended:

                           (i) All Company tax information as shall be necessary
                  for the preparation by such holder of its federal and any applicable state and local income tax returns; and

                           (ii) A balance sheet, profit and loss statement and
                  statement of cash flows for such year; and

                  (b) Once the Company has adopted its first Approved Business Plan, a quarterly statement of income and cash flow compared to the applicable Approved Business Plan with an explanation of each deviation of more than 5% from any item in the Approved Business Plan.

                                   ARTICLE XI

                                   FISCAL YEAR

         The fiscal year of the Company shall end on December 31st of each year.

                                   ARTICLE XII

                                  COMPANY FUNDS

         The funds of the Company shall be deposited in such bank account or accounts, or invested in such interest-bearing or non-interest-bearing accounts, as shall be designated by the Management Committee. All withdrawals from any such bank accounts shall be made by Company officers, employees or agents duly authorized by the Management Committee.

                                  ARTICLE XIII

                                STATUS OF MEMBERS

         No Member shall have any personal liability whatever, whether to the Company, to any of the Members or to the creditors of the Company, for the debts of the Company or any of its losses beyond the amount agreed to be contributed by it to the capital of the Company as set forth in Section 7.1 except to the extent required by the Act. No Member shall be obligated to restore any deficit in its Capital Account upon the liquidation of the Company or its Membership Interest.

                                   ARTICLE XIV

                      MANAGEMENT AND OPERATION OF BUSINESS

         SECTION 14.1 MEMBER MANAGEMENT. Subject tp Section 14.2 below, the management of the Company is vested in the Members, acting exclusively in their membership capacities and all actions of the Members shall require approval of Members holding at least a majority of the total of all Sharing Ratios.

         SECTION 14.2 MANAGEMENT COMMITTEE. The Company shall be managed by a committee which is hereby named the "MANAGEMENT COMMITTEE." Decisions or actions taken by the Management Committee in accordance with the provisions of this Agreement shall constitute decisions or actions by the Company and shall be binding on each Member of the Company. The Management Committee shall conduct its affairs in accordance with the following provisions and the other provisions of this Agreement:

                  (a) Organization of Management Committee:

                           (i) George Zimmer, Harry Levy and David Edwab shall
                  be the initial members of the MANAGEMENT COMMITTEE with Messrs. Zimmer and Edwab being "REPRESENTATIVES" of Renwick and Harry as his own REPRESENTATIVE. Upon Systems Completion, the Management Committee shall be increased to four persons and Harry shall appoint the fourth person as his Representative. No individual may serve as the Representative of more than one Member. Each of Renwick and Harry may also appoint one or more individuals ("ALTERNATE REPRESENTATIVES") with the power of substitution and authority to act in place of its Representatives in case of the unavailability thereof. Each Representative and Alternate Representative shall be duly authorized to act on behalf of and to bind the appointing Member. Each of Renwick and Harry reserves the right to remove any one or more of its Representative or Alternate Representatives, as the case may be, and to appoint successors and substitutes therefor, from time to time, and any such change shall be effective upon such Member's delivering a written notice of such change to the other Member.

                           (ii) In the event the individual serving as the
                  president/chief executive officer of the Company is not a Representative, he or she shall be an additional member of the Management Committee; however, that individual shall be a nonvoting member.

                           (iii) Each Representative shall have one vote on all
                  matters to be decided by the Management Committee. Voting may occur by voice vote at a meeting of the committee or by written consent.

                           (iv) Any action of the Management Committee shall
                  require the affirmative vote of a majority of the persons on the Management Committee. In addition, if, at any time, any Member is a Delinquent Member, its Representative and Alternate Representative(s) may not participate in the Management Committee and all decisions shall be made by the Representative or Alternate Representative(s) of the other Member.

                           (v) To expedite the handling of Company business, it
                  is understood and agreed that any document executed by a Representative or any Alternate Representative of each Member shall, as to any third parties, be deemed to be the action of the Member appointing such Representative or Alternate Representative. Further, any Person dealing with the Company may rely upon a certificate signed by a Representative or any Alternate Representative of both Members as to:

                                    (A) the identity of the Members, their
                           Representatives and Alternate Representatives;

                                    (B) the existence or nonexistence of any
                           fact or facts that constitute conditions precedent to acts by the Company or are in any other manner related to the affairs of the Company;

                                    (C) the Persons who are authorized to
                           execute and deliver any instrument or document of the Company;

                                    (D) any act or failure to act by the Company
                           or the Management Committee; or

                                    (E) any other matter whatsoever involving
                           the Company or the Management Committee.

                  (b) Matters Requiring Management Committee Consent:
         Notwithstanding any other provision of this Agreement, the following actions require the consent of the Management Committee:

                           (i) the annual Business Plan and any amendments to
                  the Approved Business Plan;

                           (ii) the incurrence of, or commitment to incur, any
                  capital cost for any project that exceeds $25,000 (to the extent not covered by the Approved Business Plan) or that would cause the Company to exceed its annual capital budget as reflected on the Approved Business Plan;

                           (iii) the sale or divestiture of any asset of the
                  Company having a fair market value in excess of $25,000, to the extent not covered in the Approved Business Plan;

                           (iv) material contracts and agreements covering
                  amounts in excess of $100,000 or for a term in excess of 36 months, and amendments thereof, to the extent these matters are not covered by the Approved Business Plan;

                           (v) borrowings or issuances of debt securities
                  (excluding trade credits and advances under working capital funding facilities) of the Company, to the extent these matters are not covered in the Approved Business Plan;

                           (vi) issuances by the Company of any new Membership
                  Interests;

                           (vii) entering into or amending contracts between the
                  Company and any Member or its Affiliates; and

                           (viii) the filing or settlement of any lawsuit
                  involving a claim or settlement payment of more than $1,000.

                  (c) Meetings of the Management Committee:

                           (i) Regular meetings of the Management Committee
                  shall be held periodically, but no less frequently than quarterly, on such dates, at such times and at such locations as the members of such committee shall from time to time determine, taking into account the convenience of all parties. The individual then serving as the president/chief executive officer of the Company or any Representative or Alternate Representative may call a special meeting of the Management Committee. Notice of any special meeting shall include a statement of the matters proposed to be considered at such meeting and shall be given to all participants by the Person calling the meeting, under normal circumstances at least ten
                  (10) Business Days prior to the meeting, although shorter notice of a meeting (but not less than eight (8) hours) may be given if the circumstances of urgency so require. All notices of Management Committee meetings shall be given either in writing, or by telephone if immediately followed by written confirmation, and no Management Committee meeting shall be held unless the president/chief executive officer of the Company and a Representative or Alternate Representative of each Member participates in such meeting. Each Member agrees to use reasonable efforts to cause at least one of its Representatives or an Alternate Representative to participate, in the manner provided for herein, in all Management Committee meetings.

                           (ii) Representatives and Alternate Representatives
                  may participate in any Management Committee meeting by means of telephone conference call or similar communications equipment so long as all Persons participating in the meeting can hear each other simultaneously. If required, the Management Committee may act without a meeting by written consent.

                           (iii) The individual serving as the president/chief
                  executive officer of the Company shall preside at all Management Committee meetings.

                  (d) A Member may exercise all rights or powers provided to members of a limited liability company by the Act, except to the extent that any such exercise is inconsistent with, or contrary to, an express provision of this Agreement.

         SECTION 14.3 INABILITY TO AGREE ON A BUSINESS PLAN. In the event the Management Committee does not approve the Business Plan within 30 day of the submission of a Business Plan by any of the Representatives to the Management Committee, except where a majority of the Management Committee expressly agree to defer approval of a Business Plan, the Management Committee shall meet to agree upon a person to either arbitrate or mediate the disagreement among the Representatives. If the Management Committee agrees upon a person to arbitrate the disagreement between the Representatives, the Management Committee shall submit the matter to such arbiter within 14 days. Each Representative shall have the right to make written and oral submissions to the arbiter. Within 14 days of the last of such submissions, the arbiter shall issue his or her ruling which shall be binding on all Members. If the Management Committee selects a mediator, all Representatives shall have the opportunity to meet together with the mediator on a date specified by the mediator upon 21 days' advance notice to the Representatives, which notice can be waived. The Representatives, with the assistance of the mediator, shall attempt in good faith to reach agreement on a Business Plan. If the Management Committee can not agree on either an arbiter or a mediator, Michael W. Conlon shall select a mediator and the Representatives shall meet with such mediator in the same manner as set forth in the previous sentence. If, notwithstanding completion of the foregoing, the Management Committee has not agreed on a Business Plan and a Business Plan has not been ordered by an arbiter, the Company shall be liquidated and terminated in accordance with Article XVII.

         SECTION 14.4 COMPENSATION AND REIMBURSEMENT. The Management Committee is not entitled to compensation for its services. Each Representative and Alternate Representative shall be reimbursed by their respective Member for out-of-pocket costs and expenses incurred in serving on the Management Committee.

         SECTION 14.5 OFFICERS.

                  (a) Subject to the provisions hereof, the Management Committee shall from time to time designate officers of the Company to carry out the day-to-day business of the Company.

                  (b) The officers of the Company shall be comprised of one or more individuals designated from time to time by the Management Committee. No officer need be a resident of the State of Delaware. Each officer shall hold his or her office for such terms and shall have such authority and exercise such powers and perform such duties as shall be determined from time to time by the Management Committee. Any number of offices may be held by the same individual. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Management Committee.

                  (c) The officers of the Company may consist of a president/chief executive officer, a secretary and a treasurer. The Management Committee may also designate one or more vice presidents, assistant secretaries, and assistant treasurers. The Management Committee may designate such other officers and assistant officers and agents as the Management Committee shall deem necessary.

                  (d) Any officer may be removed as such at any time by the Management Committee, either with or without cause, in the discretion of the Management Committee; provided, that such removal shall be without prejudice to the contract rights, if any, of the person so removed. Designation of an officer shall not of itself create contract rights.

         SECTION 14.6 EXCULPATION. NEITHER THE MANAGEMENT COMMITTEE, THE MEMBERS, THEIR RESPECTIVE AFFILIATES, NOR ANY OWNER, OFFICER, DIRECTOR, PARTNER, EMPLOYEE OR AGENT OF THE MEMBERS OR THEIR RESPECTIVE AFFILIATES, SHALL BE LIABLE, RESPONSIBLE OR ACCOUNTABLE IN DAMAGES OR OTHERWISE TO THE COMPANY OR ANY MEMBER FOR ANY ACTION TAKEN OR FAILURE TO ACT (EVEN IF SUCH ACTION OR FAILURE TO ACT CONSTITUTED THE NEGLIGENCE OF A PERSON) ON BEHALF OF THE COMPANY WITHIN THE SCOPE OF THE AUTHORITY CONFERRED ON THE PERSON DESCRIBED IN THIS AGREEMENT OR BY LAW UNLESS SUCH ACT OR OMISSION WAS PERFORMED OR

OMITTED FRAUDULENTLY OR CONSTITUTED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. TO THE EXTENT THAT, AT LAW OR IN EQUITY, THE MANAGEMENT COMMITTEE, THE MEMBERS, THEIR RESPECTIVE AFFILIATES, OR ANY OWNER, OFFICER, DIRECTOR, PARTNER, EMPLOYEE OR AGENT THEREOF HAVE DUTIES (INCLUDING FIDUCIARY DUTIES) AND LIABILITIES RELATING TO THE COMPANY OR TO ANOTHER MEMBER, THE MANAGEMENT COMMITTEE, THE MEMBERS, THEIR RESPECTIVE AFFILIATES, OR ANY OWNER, OFFICER, DIRECTOR, PARTNER, EMPLOYEE OR AGENT THEREOF ACTING UNDER THE AGREEMENT SHALL NOT BE LIABLE TO THE COMPANY OR TO ANY OTHER MEMBER OR ITS AFFILIATES FOR THEIR RELIANCE ON THE PROVISIONS OF THIS AGREEMENT. THE PROVISIONS OF THIS AGREEMENT, TO THE EXTENT THAT THEY EXPAND OR RESTRICT THE DUTIES AND LIABILITIES OF THE MANAGEMENT COMMITTEE, THE MEMBERS, THEIR RESPECTIVE AFFILIATES, OR ANY OWNER, OFFICER, DIRECTOR, PARTNER, EMPLOYEE OR AGENT THEREOF OTHERWISE EXISTING AT LAW OR IN EQUITY, ARE AGREED BY THE MEMBERS TO REPLACE SUCH OTHER DUTIES AND LIABILITIES OF THE MANAGEMENT COMMITTEE, THE MEMBERS, THEIR RESPECTIVE AFFILIATES, OR ANY OWNER, OFFICER, DIRECTOR, PARTNER, EMPLOYEE OR AGENT THEREOF.

         SECTION 14.7 INDEMNIFICATION. (a) TO THE FULLEST EXTENT PERMITTED BY LAW, THE MANAGEMENT COMMITTEE, THE MEMBERS, THEIR RESPECTIVE AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, PARTNERS, EMPLOYEES AND AGENTS OR ANY PERSON PERFORMING A SIMILAR FUNCTION (INDIVIDUALLY, AN "INDEMNITEE") SHALL BE INDEMNIFIED AND HELD HARMLESS BY THE COMPANY FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, DAMAGES, JUDGMENTS, LIABILITIES, OBLIGATIONS, PENALTIES, SETTLEMENTS AND REASONABLE EXPENSES (INCLUDING LEGAL FEES) ARISING FROM ANY AND ALL CLAIMS, DEMANDS, ACTIONS, SUITS OR PROCEEDINGS, CIVIL, CRIMINAL, ADMINISTRATIVE OR INVESTIGATIVE, IN WHICH THE INDEMNITEE MAY BE INVOLVED, OR THREATENED TO BE INVOLVED, AS A PARTY OR OTHERWISE, BY REASON OF ITS STATUS AS
(x) A MEMBER OF THE MANAGEMENT COMMITTEE, A MEMBER OR AN AFFILIATE THEREOF, OR
(y) AN OFFICER, DIRECTOR, PARTNER, EMPLOYEE OR AGENT OF A MEMBER OR AN AFFILIATE THEREOF, REGARDLESS OF WHETHER THE INDEMNITEE CONTINUES TO BE A MEMBER OF THE MANAGEMENT COMMITTEE, A MEMBER OR AN AFFILIATE THEREOF OR AN OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF A MEMBER OR AN AFFILIATE THEREOF AT THE TIME ANY SUCH LIABILITY OR EXPENSE IS PAID OR INCURRED, UNLESS THE ACT OR FAILURE TO ACT GIVING RISE TO INDEMNITY HEREUNDER WAS PERFORMED OR OMITTED FRAUDULENTLY OR CONSTITUTED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                  (b) The Company may purchase and maintain insurance on behalf of the Management Committee and such other Persons as the Management Committee shall determine against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Company's activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

                  (c) Expenses incurred by any Indemnitee in defending any claim with respect to which such Indemnitee may be entitled to indemnification by the Company hereunder (including without limitation reasonable attorneys' fees and disbursements) shall, to the maximum extent permitted by law, be advanced by the Company prior to the final disposition of such claim, upon receipt of a written undertaking by or on behalf of such Indemnitee to repay the advanced amount of such expenses unless it is determined ultimately that the Indemnitee is entitled to indemnification by the Company under Section 14.7(a).

                  (d) The indemnification provided in this Section 14.7 is for the benefit of the Indemnitees and shall not be deemed to create any right to indemnification for any other Persons.

         SECTION 14.8 CERTAIN AFFILIATE TRANSACTIONS. It is understood and agreed that after Systems Completion each Member and its Affiliates shall be entitled to acquire any computer software upgrades, improvements or additions marketed by the Company or its Affiliates at cost to the Company or its Affiliates. It is also understood that the Company will enter into system maintenance agreements with its Members and their affiliates.

         SECTION 14.9 OTHER ACTIVITIES. It is further understood and agreed that the other business interests and activities of the Members and Affiliates of the Members may be of any nature or description. Neither the Company nor any Member or its Affiliates shall have any right, by virtue of this Agreement or the relationship created hereby, in or to the business activities of the other Members or of such Affiliates or to the income or proceeds derived therefrom, and the pursuit of such business activities, even if competitive with the business of the Company, shall not be deemed wrongful or improper. Any Member or any Affiliate of a Member shall have the right to take for its own account or to recommend to others any investment opportunity without being required to offer the same to the other Members of the Company.

                                   ARTICLE XV

                        TRANSFER OF MEMBERSHIP INTERESTS

         SECTION 15.1 RESTRICTIONS ON TRANSFER. No Member shall have the right to directly or indirectly transfer, sell, assign, pledge, hypothecate or otherwise dispose of its interest in the Company, or any portion thereof, without complying with the provisions of this Article XV. Any attempted transfer or assignment of any interest in the Company in violation of the provisions of this Article XV shall be void and of no force and effect.

         SECTION 15.2 PROCEDURES. Any Member who desires to transfer all or any portion of its Membership Interest shall arrange for any permitted transferee to be bound by the provisions of this Agreement, as it may then be amended, including, specifically, this Article XV, by having such transferee execute two counterparts of an instrument of assignment satisfactory in form and substance to the other Member and by delivering the same to the Company together with any such other information that may be required by counsel to the Company to determine whether the proposed transfer violates applicable federal or state securities or other laws or regulations. If and when the other requirements of this Article XV are satisfied, the transferee shall become a substituted Member as to the Membership Interest thus transferred effective as of the first day of the calendar month during which the Company actually receives the aforesaid instrument of assignment executed by both the transferor and transferee and, in the case of the transfer of a Member's entire Membership Interest, until such time as the transferee is admitted to the Company as a Member of the Company, the transferor Member shall not cease to be a Member of the Company. The transferee shall be required to pay any and all reasonable filing and recording fees, legal fees, accounting fees, and other charges and fees incurred by the Company and its counsel as a result of such transfer.

         SECTION 15.3 CONSENT TO TRANSFER. Harry shall not directly or indirectly transfer, sell, assign, pledge, hypothecate or otherwise dispose of all or any portion of his interest in the Company if, as a result thereof, he would own less than a 1% interest in the Company.

         SECTION 15.4 COMPLIANCE WITH SECURITIES LAWS. All Members acknowledge that the Membership Interests have not been registered under (i) the Securities Act of 1933, as amended (the "1933 ACT"), in reliance on the exemptions afforded by Section 4(2) of the 1933 Act, or (ii) applicable state securities laws in reliance on exemptions under such laws. Therefore, to preserve said exemptions and notwithstanding anything contained herein to the contrary, the Members hereby agree that Membership Interests shall be nontransferable and nonassignable, except in compliance with the registration provisions of the 1933 Act and the Act, or an exemption or exemptions therefrom, and any attempted or purported transfer or assignment in violation of the foregoing shall be void and of no effect. Accordingly, as an additional condition precedent to any assignment or other transfer of any interest in the Company, the Management Committee may require an opinion of counsel satisfactory to the Management Committee that such assignment or transfer will be made in compliance with the registration provisions of the 1933 Act and applicable state securities laws or exemption(s) therefrom, and such transferor or assignor shall be responsible for paying said counsel's fee for the opinion.

         SECTION 15.5 BUY-OUT. Upon the happening of a Buy-Out Event, as defined below, Renwick shall, within 30 days of receipt of notice of the Buy-Out Event, make an offer to purchase all of the interests in the Company not held by Renwick (the "Subject Interests"). The offer, which shall be in writing and shall be delivered to Harry, unless Harry shall be deceased or mentally incapacitated, in which case it shall be delivered to the executor of his estate or his legal guardian, shall specify a dollar amount in cash for the Subject Interests. Harry, or his executor or legal guardian as the case may be, shall have thirty days in which to advise Renwick in writing whether the holders of the Subject Interests elect to sell the Subject Interests for the amount offered by Renwick or elect to buy Renwick's interest in the Company for cash in an amount equal to the price offered by Renwick divided by the Subject Interests times Renwick's interest in the Company. Within ten business days of the notice to Renwick indicating whether the holders of the Subject Interests elect to sell the Subject Interests to Renwick or elect to buy from Renwick its interest in the Company, Renwick and the holders of the Subject Interests shall complete the sale and purchase by the purchaser delivering the purchase price in cash by wire transfer to the account specified by the seller and the seller delivering such documents of transfer evidencing the sale and transfer of the applicable interests in the Company as the purchaser may reasonably request.

         SECTION 15.6 BUY-OUT EVENT. For purpose of this Agreement, a Buy-Out Event shall mean any of the following:

                  (a) The death or mental or physical incapacity of Harry such that he is unable to perform his normal working duties for a period of more than six months.

                  (b) The election by Harry to sell so much of his interest in the Company so that he will own less than a 1% interest in the Company. If Harry decides to make any such sell, prior to his doing so, he must give written notice of a Buy-Out Event to Renwick and in such notice must specify the terms of all offers or reasonably anticipated offers to purchase all of the Company, including all or substantially all of the assets of the Company, or to purchase any interests in the Company.

                  (c) Harry shall desire to have all of the interest in the Company or, all or substantially all of its assets sold to a person or group of persons. In this case, Harry shall give written notice to Renwick of a Buy-Out Event and in such notice shall specify the terms on which any person or group of persons, specifying such person or group of persons, proposal to purchase all or substantially all of the assets of the Company or the entire interest in the Company. If, within 10 business days of receipt of such notice, Renwick advises Harry that it concurs with the proposed sale, the notice from Harry shall cease to be considered a notice of a Buy-Out Event, and Renwick and Harry shall proceed in good faith to close the sale of the entire interest in the Company or of all or substantially all of the assets of the Company.

                  (d) In the event that the Management Committee does not approve the Business Plan, the terms of Section 14.3 have been satisfied, and the Company is required to be liquidated pursuant to
         Section 14.3, either Harry or Renwick may declare and give notice of a Buy-Out Event provided such notice is given within 30 days of the final meeting with the mediator as contemplated by Section 14.3.


                                   ARTICLE XVI

                           DISSOLUTION OF THE COMPANY

         SECTION 16.1 EVENTS OF DISSOLUTION. The happening of any one of the following events shall work an immediate dissolution of the Company:

                  (a) The death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member unless the business of the Company is continued by the written consent of the remaining Member within 90 days following the occurrence of any such event;

                  (b) The receipt by the Company of the final payment due on the sales price of all or substantially all the assets of the Company or the Company's business following the Company's sale thereof;

                  (c) The agreement by all of the Members to dissolve;

                  (d) Inability to agree on a Business Plan;

                  (e) The expiration of the term of the Company as provided in
         Article VI of this Agreement, unless all Members agree to extend the term of the Company past the date set forth in Article VI; and

                  (f) The entry of a decree of judicial dissolution underss. 18-802 of the Act.

Each Member covenants and agrees that it will not retire, resign or voluntarily dissolve, without the prior written consent of the other Member, which consent may be granted or withheld in the sole discretion of the other Member.

         SECTION 16.2 OPTION TO PURCHASE INTEREST OF BANKRUPT MEMBER.

                  (a) If within 90 days of the Bankruptcy of any Member, the other Member elects to continue the business of the Company, the Bankruptcy shall be deemed to be an offer by the bankrupt Member of its Membership Interest to the other Member at a price equal to the fair market value of such bankrupt Member's Membership Interest determined by agreement between the bankrupt Member (or its legal representative) and the other Member; provided, however, if those Persons do not agree on the fair market value on or before the 30th day following the election of the other Member to continue the business of the Company, such value shall be determined pursuant to the appraisal procedures set forth in Section 16.2(b).

                  (b) If the Members cannot agree on the fair market value of a Membership Interest or one or more of the assets or businesses of the Company within 15 days after such value is to be determined under any provisions of this Agreement, either Member, by notice to the other, may require the determination of such fair market value to be made by an independent appraiser specified in a written notice to the other Member. If the Member receiving that notice objects to the independent appraiser designated in that notice on or before the 15th day following receipt, and the Members otherwise fail to agree on an independent appraiser, either Member may petition the United States District Judge for the Southern District of Texas then senior in service to designate an independent appraiser. The determination of the fair market value by the independent appraiser, however designated, shall be final and binding on all parties. Each Member shall be responsible for 50% of the cost of such appraisal.

                                  ARTICLE XVII

                    WINDING UP AND TERMINATION OF THE COMPANY

         SECTION 17.1 LIQUIDATOR. If the Company is dissolved for any reason, a liquidator (the "LIQUIDATOR") shall commence to wind up the affairs of the Company and to liquidate and sell its assets. The members of the Management Committee shall serve as the Liquidator unless they appoint another person to serve as the Liquidator. The Liquidator shall have full right and discretion to determine the time, manner and terms of sale or sales of Company property pursuant to such liquidation having due regard to the activity and condition of the relevant market and general financial and economic conditions. The Liquidator appointed in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto or their legal representatives or successors in interest, all of the powers conferred upon the Members under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time, not to exceed two (2) years after the date of dissolution of the Company, as shall be reasonably required in the good faith judgment of the Liquidator to complete the liquidation and dissolution of the Company as provided for herein, including, without limitation, the following specific powers:

                  (a) The power to continue to manage and operate any business of the Company during the period of such liquidation or dissolution proceedings, excluding, however, the power to make and enter into contracts which may extend beyond the period of liquidation.

                  (b) The power to make sales and incident thereto to execute deeds, bills of sale, assignments and transfers of assets and properties of the Company; provided, that the Liquidator may not impose personal liability upon any of the Members under any such instrument.

                  (c) The power to borrow funds as may, in the good faith judgment of the Liquidator, be reasonably required to pay debts and obligations of the Company or operating expenses, and to execute and/or grant deeds of trust, mortgages, security agreements, pledges and collateral assignments upon and encumbering any of the Company properties as security for repayment of such loans or as security for payment of any other indebtedness of the Company; provided, that the Liquidator shall not have the power to create any personal obligation on any of the Members to repay such loans or indebtedness other than out of available proceeds of foreclosure or sale of the properties or assets as to which a lien or liens are granted as security for payment thereof.

                  (d) The power to settle, release, compromise or adjust any claims asserted to be owing by or to the Company, and the right to file, prosecute or defend lawsuits and legal proceedings in connection with any such matters.

         SECTION 17.2 RESERVES. In making payment or provision for payment of all debts and liabilities of the Company and all expenses of liquidation, the Liquidator may set up such cash reserves as the Liquidator may deem reasonably necessary for any contingent liabilities or obligations of the Company. Upon the satisfaction or other discharge of such contingency, the amount of the reserves not retired, if any, will be distributed in accordance with this Article.

         SECTION 17.3 SALE OF ASSETS; DISTRIBUTION OF PROCEEDS. Upon the winding up and termination of the business and affairs of the Company, its assets (other than cash) shall be sold, its liabilities and obligations to creditors and all expenses incurred in its liquidation shall be paid (either by payment or the making of reasonable provision for payment). All items of Company income, gain, loss or deduction shall be credited or charged to the Capital Accounts of the Members in accordance with the applicable provisions of Article IX. Thereafter, the net proceeds from such sales (after deducting all selling costs and expenses in connection therewith), together with the reserve account referred to in
Section 17.2 above, shall be distributed among the Members in accordance with their respective positive balances in their Capital Accounts.

         SECTION 17.4 FINAL ACCOUNTING. Within a reasonable time following the completion of the liquidation of the Company's properties, the Liquidator shall supply to each of the Members a statement prepared by the Company's accountants which shall set forth the assets and the liabilities of the Company as of the date of complete liquidation, each Member's pro rata portion of distributions pursuant to Section 17.3, and the amount retained as reserves by the Liquidator pursuant to Section 17.2.

         SECTION 17.5 RECOURSE LIMITED TO COMPANY ASSETS. Each holder of an interest in the Company shall look solely to the assets of the Company for all distributions with respect to the Company and his Capital Contribution thereto (including the return thereof) and share of profits or losses thereof, and shall have no recourse therefor (upon dissolution or otherwise) against the Company, the Members or the Liquidator. No holder of an interest in the Company shall have any right to demand or receive property other than cash upon dissolution and termination of the Company.

         SECTION 17.6 TERMINATION. Upon the completion of the liquidation of the Company and the distribution of all Company funds, the existence of the Company shall terminate and the Liquidator shall (and is hereby given the power and authority to) execute, acknowledge, swear to and record all documents required to effectuate the dissolution and termination of the Company. No Member shall be required to restore any deficit balance existing in its Capital Account upon the liquidation and termination of the Company.

                                  ARTICLE XVIII

                                     NOTICES

         To be effective, all notices and demands under this Agreement must be in writing and must be given (i) by depositing same in the United States mail, postage prepaid, certified or registered, return receipt requested, (ii) by telecopier with receipt confirmed by return telecopy, or (iii) by delivering same in person or by overnight courier and receiving a signed receipt therefor. For purposes of notice, the address of the Company shall be the address of its then principal office and the addresses of the Members or their respective assigns shall be as set forth on the signature pages hereof. Notices made in accordance with the foregoing shall be deemed to have been given and made upon receipt. Any Member or his assignee may designate a different address or telecopier number to which notices or demands shall thereafter be directed by written notice given in the manner hereinabove required and directed to the Company.

                                   ARTICLE XIX

                             AMENDMENTS AND MEETINGS

         SECTION 19.1 AMENDMENTS. This Agreement may be modified or amended from time to time by the written agreement of the Members.

         SECTION 19.2      MEETINGS OF THE MEMBERS.

                  (a) Meetings of the Members may be called at any time by a Member. Notice of any meeting shall be given to all Members not less than two (2) days nor more than thirty (30) days prior to the date of such meeting. Each Member may authorize any person to act for it by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at any such meeting. Every proxy must be signed by the Member or its attorney-in-fact.

                  (b) Each meeting of Members shall be conducted by the person that the Member calling the meeting shall designate. The Members shall establish all other provisions relating to meetings of Members, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Members, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.

                  (c) No business may be conducted at a meeting of Members unless Members holding at least a majority of the total of all Sharing Ratios are present and to be a valid act of the Members at a meeting, the action must be approved by Members holding at least a majority of the total of all Sharing Ratios.

                                   ARTICLE XX

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         The Members each hereby respectively represent and warrant to the others that (i) it is duly organized, validly existing and in good standing under the jurisdiction of its organization, with full power and authority to enter into and perform its obligations under this Agreement; (ii) it has validly executed this Agreement, and upon delivery, this Agreement shall be a binding obligation of such party, enforceable against such party in accordance with its terms; and (iii) its entry into this Agreement and the performance of its obligations hereunder will not require the approval of any governmental body or regulatory authority and will not violate, conflict with or cause a default under, any of its organizational documents, any contractual covenant or restriction by which such party is bound, or any applicable law, regulation, rule, ordinance, order, judgment or decree.

                                   ARTICLE XXI

                                  MISCELLANEOUS

         SECTION 21.1 NO RIGHT OF PARTITION. The Members agree that the Company properties are not and will not be suitable for partition. Accordingly, each of the Members hereby irrevocably waives any and all rights that it may have to maintain any action for partition of any of the Company property.

         SECTION 21.2 ENTIRE AGREEMENT; SUPERSEDURE. This Agreement and the additional documents and agreements referred to herein constitute the entire agreement among the parties. It supersedes any prior agreement or understandings among them with regard to the subject matter hereof, and it may not be modified or amended in any manner other than as set forth herein.

         SECTION 21.3 GOVERNING LAW. This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware.

         SECTION 21.4 BINDING EFFECT. Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and assigns.

         SECTION 21.5 CONSTRUCTION OF AGREEMENT. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter. The term "person" means any individual, corporation, partnership, trust or other entity.

         SECTION 21.6 CAPTIONS. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

         SECTION 21.7 EFFECT OF INVALID PROVISION. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

         SECTION 21.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. It shall not be necessary for all Members to execute the same counterpart hereof.

         SECTION 21.9 WAIVER. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and in the year first above written.

Address:                               RENWICK TECHNOLOGIES, INC.


5803 Glenmont                          By: /s/ DAVID EDWAB
Houston, Texas  77081                  -----------------------------------------
Telecopy:  (713) 592-7152              Name: David Edwab
          and                               ------------------------------------
40650 Encyclopedia Circle              Title: President
Freemont, California  94538                  -----------------------------------
Telecopy:  (510) 657-0875


                                       /s/ HARRY M. LEVY
                                       -----------------------------------------
                                       Harry M. Levy
Address:

9211 Reid Lake Dr.
Houston, Texas 77036